                                                                   EXHIBIT 4.13b

                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------

     This Second Amendment to Credit Agreement (this "Second Amendment") is
                                                      ----------------
entered into as of the 11 day of January, 1999, by and among The Wiser Oil Company, a Delaware corporation ("Borrower"), NationsBank, N.A. (successor by
                                  --------
merger to NationsBank of Texas, N.A.), as Agent ("Agent"), and NationsBank, N.A.
                                                  -----
(successor by merger to NationsBank of Texas, N.A.) and Bank of Montreal, as Banks ("Banks").
        -----

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Borrower, Agent and Banks are parties to that certain Credit Agreement dated as of December 23, 1997 as amended by that certain First Amendment to Credit Agreement dated as of September 30, 1998 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with
-----------------
their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement, Banks have made a certain Loan to Borrower and provided certain other credit accommodations to Borrower; and

     WHEREAS, the Borrower has requested that certain of the Banks or their Affiliates enter into Hedge Transactions with the Borrower and its Subsidiaries; and

     WHEREAS, Banks and their Affiliates have required, as a condition to entering into certain Hedge Transactions with Borrower and its Subsidiaries, that the Credit Agreement be amended to provide that all property standing as security for the Obligations will secure the Borrower's and its Subsidiaries" obligations under certain Hedge Transactions on ratable basis with the Notes.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and Banks hereby agree as follows:

     Section 1.  Amendments.  In reliance on the representations, warranties,
     ---------   ----------
covenants and agreements contained in this Second Amendment, the Credit Agreement shall be amended effective January 11, 1999 (the "Effective Date") in
                                                            --------------
the manner provided in this Section 1.
                            ---------

     1.1  Additional Definitions.  Section 1.1 of the Credit Agreement shall be
          ----------------------
amended to add the definitions of "Collateral," "Estimated Contingent Hedge
                                   ----------    --------------------------
Liability Percentage," "Estimated Contingent Hedge Transaction Amount," "Fixed
--------------------    ---------------------------------------------    -----
Hedge Liability Percentage," "Fixed Hedge Transaction Amount," "Hedge
--------------------------    ------------------------------    -----
Transaction Amount," "Hedge Transaction Percentage," "Loan Obligations," "Loan
------------------    ----------------------------    ----------------    ----
Percentage," "Second Amendment," "Secured Affiliate," "Secured Hedge
----------    ----------------    -----------------    -------------
Transaction," and "Secured Hedge Transaction Obligations,"and which shall read
                   -------------------------------------
in full as follows:

          "Collateral" means any and all Property of Borrower or a Subsidiary of
           ----------
     Borrower subject to any Lien securing payment or performance of the Obligations.

          "Estimated Contingent Hedge Liability Percentage" means, on any date,
           -----------------------------------------------
     the decimal, expressed as a percentage, determined by dividing (i) the Estimated Contingent Hedge Transaction Amount on such date by (ii) the Hedge Transaction Amount on such date.

          "Estimated Contingent Hedge Transaction Amount" means, on any date,
           ---------------------------------------------
     with respect to Secured Hedge Transaction Obligations that are not absolute, fixed, liquidated liabilities of Borrower or a Subsidiary of Borrower on such date, the amount estimated by Agent in good faith in accordance with the Hedge Transaction Documents (as defined in Section
                                                                    -------
     3A.3) and its customary policies and procedures to be the amount which would be the Fixed Hedge Transaction Amount under the Secured Hedge Transactions pursuant to which such Secured Hedge Transaction Obligations arose if such Secured Hedge Transactions were terminated on such date.

          "Fixed Hedge Liability Percentage" means, on any date, the decimal,
           --------------------------------
     expressed as a percentage, determined by dividing (i) the Fixed Hedge Transaction Amount on such date by (ii) the Hedge Transaction Amount on such date.

          "Fixed Hedge Transaction Amount" means, on any date, the amount of
           ------------------------------
     Secured Hedge Transaction Obligations outstanding on such date which constitute absolute, fixed, liquidated liabilities of Borrower or a Subsidiary of Borrower and which are due and payable on such date in accordance with the Hedge Transaction Documents as reflected in written notices from the Banks or Secured Affiliates which are parties to such Secured Hedge Transactions addressed to Agent specifying (a) that each such Secured Hedge Transaction Obligation have become an absolute, fixed, liquidated liability of Borrower or a Subsidiary of Borrower, (b) the amount thereof, and (c) the calculation of such amount in detail reasonably acceptable to Agent.

          "Hedge Transaction Amount" means, on any date, the sum of (a) the
           ------------------------
     Fixed Hedge Transaction Amount on such date, plus (b) the Estimated Contingent Hedge Transaction Amount on such day.

          "Hedge Transaction Percentage" means, on any date, the decimal,
           ----------------------------
     expressed as a percentage, determined by dividing (a) the Hedge Transaction Amount on such date, by (b) the sum of (i) the aggregate outstanding principal balance of the Loan and all accrued but unpaid interest thereon on such date, plus (ii) the Hedge Transaction Amount on such date.

          "Loan Obligations" means all present and future indebtedness,
           ----------------
     obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower or any of its Subsidiaries to any Bank arising pursuant to this Agreement, the Notes, the Letters of Credit, or the other Loan Papers, and all interest accrued thereon and costs, expenses and attorneys fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

          "Loan Percentage" means, on any day, the decimal, expressed as a
           ---------------
     percentage, determined by dividing (a) the aggregate outstanding principal balance of the Loan and all accrued but unpaid interest thereon as of such date, by (b) the sum of (i) the aggregate outstanding principal balance of the Loan and all accrued but unpaid interest thereon on such date, plus
     (ii) the Hedge Transaction Amount on such date.

          "Second Amendment" means that certain Second Amendment to Credit
           ----------------
     Agreement dated as of January 11, 1999 among Borrower, Agent and Banks.

          "Secured Affiliate" means any Affiliate of any Bank that has entered
           -----------------
     into a Secured Hedge Transaction with Borrower or any Subsidiary of Borrower.

          "Secured Hedge Transaction" means any Hedge Transaction entered into
           -------------------------
     between Borrower or any of its Subsidiaries, on the one hand, and any Bank or any Affiliate of any Bank, on the other hand, which has been designated in writing as a "Secured Hedge Transaction" by Banks holding seventy-five percent (75%) or more of the Total Commitment.

          "Secured Hedge Transaction Obligations" means all present and future
           -------------------------------------
     indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower or any of its Subsidiaries, to any Bank or any Secured Affiliate arising under or pursuant to any Secured Hedge Transaction, including all costs, expenses, and attorneys" fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations or liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.


     1.2  Amendment to Definitions.  The definitions of "Loan Papers," and
          ------------------------                       -----------
"Obligations" contained in Section 1.1 of the Credit Agreement shall be amended
------------
to read in full as follows:

          "Loan Papers" means this Agreement, the First Amendment, the Second
           -----------
     Amendment, the Notes, each Subsidiary Guaranty, all Security Documents now or at any time hereafter delivered pursuant to Article IIIA, and all other
                                                    ------------
     certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

          "Obligations" means, collectively (a) the Loan Obligations, and (b)
           -----------
     all Secured Hedge Transaction Obligations.

     1.3  Amendment to Certain Provisions Regarding Payments.  Section 4.2 shall
          --------------------------------------------------
be amended to read in full as follows:

          SECTION 4.2.  General Provisions as to Payments.  (a) Each payment of
                        ---------------------------------
     principal of, and interest on, the Loan and all fees payable hereunder shall be paid not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other immediately available funds to Agent at its address referred to in Section 13.1.
                            ------------

          (b) All principal payments received by Banks in respect of the Loan shall be applied, first, to Advances with Interest Periods ending on the date of such payment, then to Base Rate Advances, then to Eurodollar Advances (as Borrower shall elect but in the absence of such election, in such order as Agent shall elect), next maturing until such principal payment is fully applied, with such adjustments in such order of payment as Agent shall specify in order that each Bank receives its ratable share of each such payment.

          (c) From and after the occurrence of any Event of Default, all amounts collected or received by any Bank in respect of the Loan Obligations, shall be delivered to Agent and shall be disbursed by Agent (together with all other amounts collected or received by Agent in respect of the Loan Obligations) first to the payment of all proper costs incurred by Agent in connection with the collection thereof (including, reasonable expenses and disbursements of Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks, but only to the extent Borrower is obligated therefor under the Loan Papers), third to the reimbursement of any advances made by Banks to effect performance by Banks of any unperformed covenants of Borrower under any of the Loan Papers, fourth to any unpaid agency fees required pursuant to Section 2.10, fifth to satisfy
                                                 ------------
     indemnity obligations of the Borrower and its Subsidiaries arising hereunder and under the other Loan Papers, and sixth, to each Bank in accordance with its Commitment Percentage (and any amount disbursed to any Bank pursuant to this clause "sixth" shall be applied by such Bank to pay the following items in the following order: (i) accrued but unpaid fees owing to such Bank pursuant to Section 2.9, (ii) accrued but unpaid
                                    -----------
     interest owing to such Bank, and (iii) to the principal of the Loan owing to such Bank).

          (d) Notwithstanding anything contained herein to the contrary, all amounts received by Agent which constitute proceeds ("Proceeds") of
                                                           --------
     Collateral and which either (i) are received by Agent after the acceleration of the maturity of the Loan Obligations or any failure by Borrower to pay such Loan Obligations in full at the Termination Date, or
     (ii) result from any sale, lease, transfer or other disposition of Collateral which is not permitted pursuant to Section 9.5 hereof, shall be
                                                   -----------
     disbursed by Agent first to the payment of all proper costs incurred by Agent in connection with the collection thereof (including reasonable expenses and disbursements of Agent), and any Proceeds remaining after the payment of such proper costs incurred by Agent (any "Remaining Proceeds")
                                                          ------------------
     shall be disbursed on the effective date of receipt in accordance with clauses (i) and (ii) below based on the Loan Percentage and the Hedge Transaction Percentage in effect on such date:

               (i) an amount equal to the Loan Percentage of all Remaining Proceeds received on such date will be disbursed to satisfy Loan Obligations and applied in the manner required by clause (c) preceding; and

               (ii) an amount equal to the Hedge Transaction Percentage of such Remaining Proceeds (the "Hedge Allocated Amount") will be disbursed to
                              ----------------------
     satisfy or secure Secured Hedge Transaction Obligations in the following manner:

                    (A) the Fixed Hedge Liability Percentage of the Hedge Allocated Amount shall be disbursed to each Bank or Secured Affiliate based on the percentage of the Fixed Hedge Transaction Amount held by each Bank or Secured Affiliate on such day; and

                    (B) the Estimated Contingent Hedge Liability Percentage of the Hedge Allocated Amount shall be held by Agent for the ratable benefits of all Banks and Secured Affiliates which hold Secured Hedge Transaction Obligations to secure the Obligations (the "Cash Hedging Collateral").
                                                 -----------------------
     Borrower will execute or deliver and cause its Subsidiaries to execute and deliver such security agreements in form and substance satisfactory to Agent which Agent may, in its discretion, require to fully evidence and perfect the Liens held by it in such Cash Hedging Collateral (however, the failure of Borrower to execute and deliver any such security agreement shall not limit or impair the Liens of Agent in and to such Cash Hedging Collateral). Thereafter, in the event Estimated Contingent Hedge Transaction Amounts become Fixed Hedge Transaction Amounts, Agent shall disburse Cash Hedging Collateral to pay such Fixed Hedge Transaction Amounts. At such intervals as Agent shall determine, but not less frequently than monthly, Agent shall redetermine the Estimated Contingent Hedge Transaction Amount. To the extent the Cash Hedging Collateral exceeds the Estimated Contingent Hedge Transaction Amount as then redetermined, such excess shall be disbursed by Agent and applied to satisfy the Loan Obligations in the manner set forth in Section 4.2(c) above.
        --------------

     1.4  Amendment to Certain Collateral Provisions.  Sections 3A.1(a) and (b)
          ------------------------------------------
shall be amended to read in full as follows:

          SECTION 3A.1.  Security.  (a) In addition to the Collateral required
                         --------
     by Section 2.1(b) and Section 4.2(d), the Obligations shall be secured by
        --------------     --------------
     first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering the Initial Mortgaged Properties, the Secondary Mortgaged Properties and such other Mineral Interests owned by Borrower and its Subsidiaries which are specified by Required Banks from time to time. Promptly following the Effective Date of the Second Amendment, and in all events not later than October 16, 1998 (in the case of the Initial Mortgaged Properties) and October 23, 1998 (in the case of the Secondary Mortgaged Properties), Borrower shall execute and deliver and shall cause each of the Subsidiary Guarantors to execute and deliver, to Agent for the ratable benefit of each Bank and the Secured Affiliates, mortgages, deeds of trust, security agreements, assignments of production and financing statements and such other documents, instruments, agreements, assignments, conveyances, amendments and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) (the

     "Security Documents") as Agent shall deem necessary or appropriate all in
     -------------------
     form and substance acceptable to Agent to grant, evidence and perfect first and prior Liens in all Initial Mortgaged Properties and Secondary Mortgaged Properties.

          (b) In addition to the Security Documents required by Section 3A.2(a),
                                                                ---------------
     Borrower shall execute and deliver to Agent, for the ratable benefit of each Bank and the Secured Affiliates, such additional Security Documents granting, evidencing and perfecting the Liens required by Section 6.1(a)
                                                               --------------
     preceding with respect to such other Mineral Interests as Agent or Required Banks shall specify from time to time.

     1.5  Secured Hedge Transactions.  Article IIIA of the Agreement shall be
          --------------------------
amended to add a new Section 3A.3 thereto which shall read in full as follows:

          SECTION 3A.3.  Secured Hedge Transactions.  In the event any Bank or
                         --------------------------
     any Affiliate of any Bank proposes to enter into any Hedge Transaction with any Borrower or any Subsidiary of Borrower and such Bank or such Affiliate intends that such Hedge Transaction be classified as a "Secured Hedge Transaction" for purposes of this Credit Agreement, the Security Instruments and the other Loan Papers, such Bank or Affiliate shall deliver notice of such intent to Agent and each other Bank which notice shall be accompanied by copies (in draft form) of all documentation (including all exhibits, schedules and confirmations) to be entered into, in final form and completed to the extent practical at such time, but including, in all events, the term of such Hedge Transaction and the notional volume of Hydrocarbons which will be the subject of such Hedge Transaction (the

     "Hedge Transaction Documents").  The Banks may, but shall have no
     ----------------------------
     obligation to, designate such Hedge Transaction as a Secured Hedge Transaction for purposes of this Agreement and the other Loan Papers. Any such designation shall be evidenced by a written instrument executed by Banks holding seventy five percent (75%) or more of the Total Commitment, and in the absence of such written designation, such Hedge Transaction shall not be considered a "Secured Hedge Transaction" for purposes of this Agreement or any of the other Loan Papers. In the event any Hedge Transaction is designated a Secured Hedge Transaction, the Hedge Transaction Documents related thereto shall be executed substantially in the form provided to Agent and the other Banks, and appropriately completed (but in all events, providing for the same term and notional volume of Hydrocarbons set forth in the drafts of such documents provided to the Banks), and Agent shall be provided with true and correct copies of such Hedge Transaction Documents promptly upon execution thereof. BORROWER ACKNOWLEDGES AND AGREES THAT NO BANK NOR ANY AFFILIATE OF ANY BANK HAS ANY OBLIGATION UNDER THIS AGREEMENT OR ANY OTHER LOAN PAPER TO ENTER INTO ANY HEDGE TRANSACTION OF ANY TYPE WITH BORROWER, REGARDLESS OF WHETHER OR NOT SUCH HEDGE TRANSACTION WOULD CONSTITUTE A SECURED HEDGE TRANSACTION FOR PURPOSES OF THIS AGREEMENT OR ANY OTHER LOAN PAPER.

     1.6  Third Party Beneficiaries.  Section 13.14 of the Agreement shall be
          -------------------------
amended to read in full as follows:

          SECTION 13.14  No Third Party Beneficiaries.  It is expressly intended
                         ----------------------------
     that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than (a) Secured Affiliates, (b) transferees of all or any part of any Bank"s interests hereunder permitted pursuant to Section 13.10, and (c)
                                               -------------
     participants of all or any part of any Bank"s interests hereunder solely to the extent permitted by Section 13.10.
                             -------------

     Section 2.  Representations and Warranties of Borrower.  To induce Banks
     ---------   ------------------------------------------
and Agent to enter into this Second Amendment, Borrower hereby represents and warrants to Banks and Agent as follows:

             2.1  Representations and Warranties in Credit Agreement.  Each
                  --------------------------------------------------
representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.
                                                               ---------

             2.2  Absence of Defaults.  No Default or Event of Default has
                  -------------------
occurred which is continuing.

             2.3  Due Authorization; No Conflicts.  The execution, delivery and
                  -------------------------------
performance by Borrower of this Second Amendment and each Security Document to be executed pursuant hereto are within Borrower"s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

             2.4  Validity, Enforceability, Binding Effect.  This Second
                  ----------------------------------------
Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms and, when executed and delivered pursuant hereto, each Security Document delivered hereunder will constitute the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor"s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

     Section 3.  Miscellaneous.
     ---------   -------------

     3.1  Reaffirmation of Loan Papers.  Any and all of the terms and provisions
          ----------------------------
of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.

     3.2  Parties in Interest.  All of the terms and provisions of this Second
          -------------------
Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     3.3  Legal Expenses.  Borrower hereby agrees to pay on demand all
          --------------
reasonable fees and expenses of counsel to Agent incurred by Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

     3.4  Counterparts.  This Second Amendment may be executed in counterparts,
          ------------
and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

     3.5  Complete Agreement.  THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND
          ------------------
THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     3.6  Headings.  The headings, captions and arrangements used in this Second
          --------
Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.


                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                              BORROWER:
                              --------

                              THE WISER OIL COMPANY,
                              a Delaware corporation


                              By:
                                 ---------------------------------------
                                    Lawrence Finn
                                    Vice President - Finance
                                    Chief Financial Officer

                              AGENT:
                              -----

                              NATIONSBANK, N.A., successor by merger to NationsBank of Texas, N.A., as Agent


                              By:
                                 ---------------------------------------
                                    William E. Livingstone, IV
                                    Senior Vice President


                              BANKS:
                              -----


                              BANK OF MONTREAL


                              By:
                                 ---------------------------------------
                              Its:
                                 ---------------------------------------



                              NATIONSBANK, N.A., successor by merger to NationsBank of Texas, N.A., as Agent


                              By:
                                 ---------------------------------------
                                    William E. Livingstone, IV
                                    Senior Vice President